Exhibit 4.1

AMENDMENT NUMBER 4,

CONSENT AND JOINDER TO

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

THIS AMENDMENT NUMBER 4, CONSENT AND JOINDER TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Amendment”), dated as of July 27, 2004, is entered into by HUDSON HIGHLAND GROUP, INC., a Delaware corporation (“Parent”), each of Parent’s Subsidiaries identified on the signature pages hereof (such Subsidiaries, together with Parent, are referred to hereinafter each individually as a “Borrower”, and individually and collectively, jointly and severally, as “Borrowers”), the Joining Guarantors (defined below), WELLS FARGO FOOTHILL, INC. (formerly known as FOOTHILL CAPITAL CORPORATION), a California corporation, as the arranger and administrative agent for the Lenders (“Agent”), and the lenders identified on the signature pages hereof (such lenders, together with their respective successors and assigns, are referred to hereinafter each individually as a “Lender” and collectively as the “Lenders”), in light of the following:

W I T N E S S E T H

WHEREAS, Borrowers, Agent and Lenders are parties to that certain Amended and Restated Loan and Security Agreement, dated as of June 25, 2003 (as amended, restated, supplemented, or modified from time to time, the “Loan Agreement”); and

WHEREAS, Parent has acquired all of the capital stock of Delta Search Group, Inc. and all of the membership interests of JMT Financial Partners, LLC and has requested that Agent and Lenders amend the Loan Documents to permit such entities to become Guarantors (the “Joining Guarantors”); and

WHEREAS, Borrowers have requested that Agent and Lenders consent to the reactivation of Hudson Payroll Services Limited as a Subsidiary of Parent and to amend the Loan Documents to include such entity as a Borrower; and

WHEREAS, pursuant to Section 6.17 of the Loan Agreement, Borrowers and Guarantors were required to fully consummate the Consolidation Plan on or before June 30, 2004, and Borrowers and Guarantors have advised Agent that Borrowers and Guarantors have been unable to fully consummate the Consolidation Plan by such date. Borrowers and Guarantors have submitted a revised Consolidation Plan and have requested that Agent and Lenders amend the Loan Agreement to permit the Borrowers and Guarantors to consummate the Consolidation Plan within the time parameters described therein; and

WHEREAS, Borrowers have requested that the Loan Agreement and the other Loan Documents be amended to modify certain terms more fully set forth hereinbelow; and

WHEREAS, subject to the satisfaction of the conditions set forth herein, Agent and Lenders are willing to so consent to the amendment of the Loan Agreement on the terms set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. DEFINITIONS Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement, as amended hereby.

2. AMENDMENTS TO LOAN AGREEMENT

(a) Section 1.1 of the Loan Agreement is hereby amended by adding the following defined terms in proper alphabetical order or amending and restating the following definitions in their entirety, as the case may be:

““Administrative Borrower” has the meaning set forth in Section 18.9.”

““Consolidation Plan” means a plan of consolidation and dissolution of Subsidiaries by Borrowers, in the form annexed hereto as Schedule 6.17, which plan may be modified by Borrowers from time to time in accordance with Section 6.17.”

““Delta Search” means Delta Search Group, Inc., an Illinois corporation.”

““HH UK” means, collectively, Highland Partners Limited (incorporated in England and Wales with company number 02800884), Hudson Global Resources Limited (incorporated in England and Wales with company number 03203655) and Hudson Payroll.

““Hudson Payroll” means Hudson Payroll Services Limited incorporated in England and Wales with company number 03507261.”

“‘Hudson Recruitment Shanghai’ means Hudson Recruitment Shanghai Limited, a joint venture entity registered under the laws of the People’s Republic of China.

““JMT Financial” means JMT Financial Partners, LLC, a Colorado limited liability company.”

(b) Clause (i) of the definition of Eligible Accounts appearing in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety as follows:

“(i) Accounts with respect to an Account Debtor and its Affiliates whose total obligations owing to Borrowers exceed 10% of all Eligible Accounts, to the extent of the obligations owing by such Account Debtor and its Affiliates in excess of such percentage,”

(c) Notwithstanding anything to the contrary set forth in the Loan Agreement, including, without limitation in Section 2.3 and Section 2.5 of the Loan Agreement, at no time shall the aggregate amount of Agent Advances and Overadvances, collectively, exceed the lesser of (i) $5,000,000 and (ii) an amount equal to ten percent (10%) of the Borrowing Base as of the date(s) that such Overadvances or Agent Advances exist.

(d) Section 2.3(c) of the Loan Agreement is hereby amended by renumbering subclause (ii) appearing on page 30of the Loan Agreement as subclause “(iii)”.

(e) Section 2.4(b)(ii) of the Loan Agreement is hereby amended by replacing the reference to Section 2.3(h) appearing therein with “Section 2.3(f)”.

(f) Section 2.4(b)(i) of the Loan Agreement is hereby amended by deleting subclause (N) appearing at the end thereof and amending and restating subclauses (K), (L) and (M) as follows:

“(K) eleventh, if an Event of Default has occurred and is continuing, ratably (i) to pay the principal of all Advances until paid in full, (ii) to Agent, to be held by Agent, for the ratable benefit of Issuing Lender and Lenders as cash collateral in an amount up to 105% of the then extant Letter of Credit Usage until paid in full, and (iii) to Agent, to be held by Agent, for the benefit of Wells Fargo or its Affiliates, as applicable, as cash collateral in an amount up to the amount of the Bank Products Reserve established prior to the occurrence of, and not in contemplation of, the subject Event of Default until Borrowers’ and their Subsidiaries’ obligations in respect of the then extant Bank Products have been paid in full or the cash collateral amount has been exhausted,

(M) twelfth, to pay any other Obligations until paid in full, and

(N) thirteenth, to Borrowers (to be wired to the Designated Account) or such other Person entitled thereto under applicable law.”

(g) Section 2.12(a) of the Loan Agreement is hereby amended by replacing the reference to Section 2.12(c) appearing therein with “Section 2.12(b)”.

(h) Section 6.17 of the Loan Agreement is hereby modified by amending and restating the introductory paragraph of such Section as follows:

“6.17 Consolidation of Subsidiaries. Cause the Consolidation Plan to be implemented by the commencement, filing, or other required legal actions in respect thereof of all necessary and appropriate proceedings, applications, or documents, and to be consummated no later than (a) for Subsidiaries organized under the laws of Australia or any Australian state, December 31, 2004 or such later date or dates as may be established pursuant to notice given by the Parent to the Agent based upon the good faith determination of the Parent that consummation by the previously scheduled date or dates is either not possible or not desirable, provided, that, in the event such date is not possible, such notice shall provide a subsequent date for the consummation of such action acceptable to Agent (such dates hereinafter the “Australian Consolidation Date”) and (b) the dates set forth in the Consolidation Plan for all other Subsidiaries, respectively, or such later date or dates as may be established pursuant to notice given by the Parent to the Agent based upon the good faith determination of the Parent that consummation by the previously scheduled date or dates is either not possible or not desirable, provided, that, in the event such date is not possible, such notice shall provide a subsequent date for the consummation of such action acceptable to Agent (such dates hereinafter the “Consolidation Date”), provided that”

The Lenders hereby waive any Default or Event of Default that may have occurred under the Loan Documents as a result of the failure to consummate elements of the Consolidation Plan prior to the date hereof.

(i) Section 7.3 of the Loan Agreement is amended by replacing subsection (a) and the portion of subsection (b) preceding clause (i) thereof with the following text:

“(a) Enter into any merger, consolidation, reorganization, or recapitalization, or reclassify its Stock except for transactions contemplated by the Consolidation Plan, transactions permitted by the other subsections of this Section 7.3, and transactions otherwise permitted under this Agreement.

(b) Liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution) except for transactions contemplated by the Consolidation Plan and except, so long as (i) no Default or Event of Default has occurred and is continuing or would directly result, (ii) Agent has received not less than thirty (30) days advance written notice (but five (5) days advance written notice at all times prior to the Activation Date), and (iii) no Material Adverse Change would result:”

(j) Schedules 5.7,5.8(b), 5.8(c), 5.16 and 5.18 to the Loan Agreement are amended, restated and replaced with the forms of Schedules 5.7, 5.8(b), 5.8(c), 5.16 and 5.18, respectively, annexed hereto. The Lenders hereby waive any Default or Event of Default that may have occurred under the Loan Documents as a result of any failure to update or inaccuracy of such Schedules prior to such amendment, restatement and replacement.

(k) Section 7.20(a)(i) is hereby amended by deleting the last sentence appearing in such Section and replacing it as follows:

“Agent shall establish required minimum amounts for periods ending after December 31, 2004 on such basis as Agent may determine in its Permitted Discretion, consistent with methods employed to establish minimum amounts for prior periods, it being acknowledged that Agent shall establish, in its Permitted Discretion, required minimum EBITDA amounts for Borrowers’ 2005 fiscal year and thereafter based upon Projections for Borrowers’ 2005 fiscal year and thereafter, and such Projections shall reflect financial performance by the Borrowers, on a consolidated basis, no less favorable than the financial performance of Borrowers reflected in the Projections for Borrowers’ 2004 fiscal year previously delivered to and accepted by Agent.”

(l) Section 15.1 of the Loan Agreement is hereby modified by deleting the “or” appearing after each subclause (i) and (j), deleting the “.” appearing after subclause (k), inserting a “, or” at the end of subclause (k) and adding new subclause (l) as follows:

“(l) reduce or release the amount of the reserve established by Agent under Section 2.1(b)(ii).”

(m) Section 16.17(d) of the Loan Agreement is hereby modified by amending and restating such Section as follows:

“(d) agrees to keep all Reports and other material, non public information regarding Borrowers and their Subsidiaries and their operations, assets, and existing and contemplated business plans in a confidential manner; it being understood and agreed by Borrowers that in any event such Lender may make disclosures (a) to Affiliates of such Lender and counsel for and other advisors, accountants, and auditors to such Lender, provided that (i) it is necessary for such Lender to share such nonpublic information with its Affiliate for Lender to perform its obligations under this Agreement or in order to comply with the internal policies or procedures of such Lender or its Affiliate and (ii) such parties shall keep such nonpublic information confidential subject to the terms of this Agreement, (b) reasonably required by any bona fide potential or actual Assignee or Participant in connection with any contemplated or actual assignment or transfer by such Lender of an interest herein or any participation interest in such Lender’s rights hereunder, (c) of information that has become public by disclosures made by Persons other than such Lender, its Affiliates, assignees, transferees, or Participants, or (d) as required or requested by any court, governmental or administrative agency, pursuant to any subpoena or other legal process, or by any law, statute, regulation, or court order; provided, however, unless prohibited by applicable law, statute, regulation, or court order, such Lender shall notify Administrative Borrower of any request by any court, or pursuant to any subpoena for disclosure of any such non public material information in connection with any litigation concurrent with, or where practicable, prior to the disclosure thereof, and”

3. CONSENTS.

(a) At the request of Borrowers and notwithstanding any prohibition under Section 7.10 of the Loan Agreement or any other provision of the Loan Documents to the contrary and, in the case of Delta Search and JMT Financial, in order to confirm the Consents between the Agent and the Parent dated May 7, 2004 (the “Delta Search Consent”) and June 1, 2004 (the “JMT Financial Consent”), respectively:

(i) Lenders hereby consent to the establishment of JMT Financial as a Subsidiary of Parent, subject to the terms and conditions of this Amendment (which terms supersede those of the JMT Financial Consent). It is expressly understood, acknowledged, and agreed that the membership interests of JMT Financial held by Parent is an item of Collateral subject to the applicable provisions of the Loan Agreement and the Stock Pledge Agreement.

(ii) Lenders hereby consent to the establishment of Delta Search as a Subsidiary of Parent, subject to the terms and conditions of this Amendment (which terms supersede those of the Delta Search consent). It is expressly understood, acknowledged and agreed that the capital stock of Delta Search held by Parent is an item of Collateral, subject to the applicable provisions of the Loan Agreement and the Stock Pledge Agreement.

(iii) Lenders hereby consent to the reactivation of Hudson Payroll as a Subsidiary of Parent, subject to the terms and conditions of this Amendment. It is expressly understood, acknowledged and agreed that the capital stock of Hudson Payroll is an item of Collateral, subject to the applicable provisions of the Loan Agreement and the Guarantee and Debenture.

(iv) Lenders hereby consent to the establishment of Hudson Recruitment Shanghai as a Subsidiary of Parent, subject to the terms and conditions of this Amendment, effective as of October 1, 2003. Lenders hereby waive any Default or Event of Default that may have occurred under the Loan Documents as a result of the establishment of such Subsidiary.

(b) At the request of Borrowers and notwithstanding any prohibition under Section 7.18 of the Loan Agreement or any other provision of the Loan Documents to the contrary, Lenders hereby consent to the relocation of the office of Hudson Highland Group Search, Inc. and Highland Partners Co. (Canada) from 40 King Street, Toronto, to the new address set forth on the updated Schedule 5.7 attached hereto, provided that the Agent receives a Collateral Access Agreement for such location promptly upon the relocation of such office.

4. JOINDER.

(a) Hudson Payroll is hereby added as an additional Borrower under and party to the Loan Agreement and the other Loan Documents. All references to “Borrower” or “Borrowers” in the Loan Agreement and the other Loan Documents, or words of similar import, shall hereafter be deemed to include Hudson Payroll.

(b) Hudson Payroll hereby adopts and ratifies for itself the Loan Agreement and the other Loan Documents and assumes in full the obligations in the Loan Documents relative to, and acknowledges that it is, jointly and severally with the other Borrowers, liable for, the payment, discharge, satisfaction and performance of all Obligations under and as defined in the Loan Agreement and the other Loan Documents as if it were an original signatory to the Loan Agreement and each other Loan Document. Without limiting the generality of the foregoing, in order to secure the prompt payment and performance of the Obligations, Hudson Payroll hereby grants to Agent, for the ratable benefit of Lenders, a continuing security interest in, a lien upon, and a right of set off against, and hereby assigns to Agent, for the ratable benefit of Lenders as security, all Collateral (as defined in the Loan Agreement and any other applicable Loan Document) owned by Hudson Payroll, whether now owned or existing or hereafter acquired or arising and wherever located, in accordance with the terms of the Loan Agreement and the other Loan Documents.

(c) Hudson Payroll hereby makes, adopts, ratifies, and affirms to Agent each of the representations and warranties set forth in Section 5 of the Loan Agreement as of the date of this Amendment with respect to Hudson Payroll as though such representations and warranties were fully set forth herein, as modified by the following provisions of this clause (c) The chief executive office of Hudson Payroll, and the address of all Collateral (including Books and Records) owned by Hudson Payroll (other than bank accounts constituting Collateral), is located at:

53/64 Chancery Lane

London WC2A 1QS

United Kingdom

The DDA of Hudson Payroll is as follows:

Bank:	Barclays Bank Plc, Soho Square, London
Sort code:	20-78-98
Account number:	10688568

(d) Each of JMT Financial and Delta Search is hereby added as an additional Guarantor under and party to the Guaranty dated June 25, 2003 executed by the Domestic Guarantors and delivered to Agent (the “US Guaranty”). All references to “Guarantor” or “Guarantors” in the US Guaranty shall hereafter be deemed to include each of JMT Financial and Delta Search, provided that, with respect to JMT Financial, the representations made in Section 12 of the US Guaranty shall be deemed to read as follows:

“12. Existence, Power and Authority. Guarantor is a limited liability company duly organized and in good standing under the laws of its state or other jurisdiction of organization and is duly qualified as a foreign limited liability company and in good standing in all states or other jurisdictions where the nature and extent of the business transacted by it or the ownership of assets makes such qualification necessary, except for those jurisdictions in which the failure to so qualify would not have a material adverse effect on the financial condition, results of operation or businesses of Guarantor or the rights of Agent and Lenders hereunder or under any of the other Loan Documents. The execution, delivery and performance of this Guaranty are within the organizational powers of Guarantor, have been duly authorized and are not in contravention of law or the terms of the operating agreement or other organizational documentation of Guarantor, or any indenture, agreement or undertaking to which Guarantor is a party or by which Guarantor or its property are bound. This Guaranty constitutes the legal, valid and binding obligation of Guarantor enforceable in accordance with its terms, except to the extent enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally.”

Each of JMT Financial (as modified above for JMT Financial) and Delta Search hereby makes, adopts, ratifies, and affirms to Agent each of the representations and warranties set forth in Section 12 of the US Guaranty as of the date of this Amendment with respect to each of JMT Financial and Delta Search, as though such representations and warranties were fully set forth herein.

(e) Each of JMT Financial and Delta Search is hereby added as an additional Guarantor under and party to the General Security Agreement dated June 25, 2003 executed by the Domestic Guarantors and delivered to Agent (the “US Security Agreement”). All references to “Guarantor” or “Guarantors” in the US Security Agreement shall hereafter be deemed to include each of JMT Financial and Delta Search.

(f) Each of JMT Financial and Delta Search hereby adopts and ratifies for itself the US Guaranty and the US Security Agreement (collectively, the “Guarantor Documents”) and assumes in full the obligations in the Loan Documents relative to, and acknowledges that it is, jointly and severally with the other Domestic Guarantors, liable for, the payment, discharge, satisfaction and performance of all Guarantied Obligations under and as defined in the US Guaranty and all obligations of a Guarantor under the Security Agreement as if it were an original signatory to each Guarantor Document. Without limiting the generality of the foregoing, in order to secure the prompt payment and performance of the Guarantied Obligations, each of JMT Financial and Delta Search hereby grants to Agent, for the ratable benefit of Lenders, a continuing security interest in, a lien upon, and a right of set off against, and hereby assigns to Agent, for the ratable benefit of Lenders as security, all Collateral (as defined in the US Security Agreement) owned by JMT Financial and Delta Search, respectively, whether now owned or existing or hereafter acquired or arising and wherever located, in accordance with the terms of the US Security Agreement.

(g) Each of JMT Financial and Delta Search hereby makes, adopts, ratifies, and affirms to Agent each of the representations and warranties set forth in Section 4 of the US Security Agreement as of the date of this Amendment with respect to each of JMT Financial and Delta Search as though such representations and warranties were fully set forth herein. For purposes of Section 4.3 of the US Security Agreement and Schedule 4.3 to the US Security Agreement, the chief executive office of JMT Financial and Delta Search, respectively, and all Collateral owned by JMT Financial and Delta Search, respectively, is located at:

622 Third Avenue, 38th Floor

New York, NY 10017

5. ACKNOWLEDGMENT AND AGREEMENT REGARDING HUDSON GLOBAL RESOURCES BELGIUM, N.V.

Lenders hereby acknowledge and agree that, notwithstanding that Hudson Global Resources Belgium, N.V. is no longer included on the Consolidation Plan, so long as such Subsidiary remains inactive Lenders will not require that such Subsidiary become a Guarantor. Prior to activating such Subsidiary, Borrowers will cause such Subsidiary to become a Guarantor.

6. ACKNOWLEDGMENTS

(a) Each Borrower (other than Hudson Payroll) expressly acknowledges and agrees that the execution and delivery of this Amendment by each of Hudson Payroll, the joinder of Hudson Payroll to the Loan Agreement and the other Loan Documents, the adoption and assumption by Hudson Payroll of the liabilities and obligations of a Borrower under and in accordance with the terms of the Loan Agreement and the other Loan Documents, and the consummation of the transactions contemplated hereunder and thereunder do not, shall not, and shall not be deemed to modify, limit, or otherwise in any way affect any liability or obligation of any Borrower to Agent or any Lender under or in connection with any Loan Document to which any such Borrower is a party or any grant of a lien or security interest thereunder.

(b) Each Borrower expressly acknowledges and agrees that the execution and delivery of this Amendment by each of JMT Financial and Delta Search, the joinder of each of JMT Financial and Delta Search to the Guarantor Documents, the adoption and assumption by each of JMT Financial and Delta Search of the liabilities and obligations of a Guarantor under and in accordance with the terms of the Guarantor Documents, and the consummation of the transactions contemplated hereunder and thereunder do not, shall not, and shall not be deemed to modify, limit, or otherwise in any way affect any liability or obligation of any Borrower to Agent or any Lender under or in connection with any Loan Document to which any such Borrower is a party or any grant of a lien or security interest thereunder.

7. CONDITIONS PRECEDENT TO THIS AMENDMENT. The satisfaction of each of the following shall constitute conditions precedent to the effectiveness of this Amendment and each and every provision hereof:

(a) The representations and warranties in the Loan Agreement and the other Loan Documents, as ratified and adopted by Delta Search, Hudson Payroll and JMT Financial pursuant hereto shall be true and correct in all respects on and as of the date hereof, as though made on such date (except (i) to the extent that such representations and warranties relate solely to an earlier date; (ii) to the extent that such representations and warranties are modified herein; and (iii) that with respect to representations and warranties made as to locations of the Borrowers and Equipment, such representations and warranties that are subject to modification based upon the revised Schedules 5.3 and 5.5 to be delivered by Borrowers after the date of this Amendment);

(b) Agent shall have received a certificate from the Secretary or Assistant Secretary of each of JMT Financial and Delta Search, attesting to the resolutions of each such entity’s directors or members, as applicable, authorizing its execution, delivery, and performance of this Amendment and any other Loan Documents to which each such party, respectively, is or is to become a party and authorizing specific officers of each such entity, respectively, to execute the same;

(c) Agent shall have received copies of the Governing Documents, as amended, modified, or supplemented to the date of this Amendment (the “Effective Date”) for each of Hudson Payroll, JMT Financial and Delta Search, respectively, certified by a Director, the Secretary or Assistant Secretary of each such entity, respectively;

(d) Agent shall have received a certificate of status with respect to each of JMT Financial and Delta Search, each dated within 15 days of the Effective Date, such certificate to be issued by the appropriate officer of the jurisdiction of organization of JMT Financial and Delta Search, respectively, which certificate shall indicate that JMT Financial or Delta Search, respectively, is in good standing in such jurisdiction;

(e) Agent shall have received certificates of status with respect to JMT Financial and Delta Search, respectively, each dated within 30 days of the Effective Date, such certificates to be issued by the appropriate officers of the jurisdictions (other than the jurisdiction of organization of such entities, respectively) in which its failure to be duly qualified or licensed would constitute a Material Adverse Change, which certificates shall indicate that each of JMT Financial and Delta Search, is in good standing in such jurisdictions, as applicable, provided, that if any such certificate is not available from the issuing jurisdiction on the Date, Agent shall have received on such date evidence satisfactory to Agent to the effect that JMT Financial or Delta Search, as applicable, has been qualified or licensed in such jurisdiction and Agent shall receive such certificate promptly after it becomes available from such issuing jurisdiction;

(f) Agent shall have received such other agreements, instruments and documents as Agent may require to record and/or perfect security interests in the equity interests of Hudson Payroll, JMT Financial and Delta Search, respectively, including, without limitation, all certificates, if any exist, evidencing the equity interests of Hudson Payroll, JMT Financial and Delta Search, together with appropriate powers endorsed in blank;

(g) Agent shall have received a Guaranty and Debenture executed by each member of HH UK, in form and content satisfactory to Agent;

(h) Agent shall have received a certified copy of the board minutes or Board of Directors’ written resolutions for each member of HH UK attesting to the resolutions of each such entity’s directors authorizing its execution, delivery, and performance of this Amendment and any other Loan Documents to which each such party, respectively, is or is to become a party and authorizing specific officers of each such entity, respectively, to execute the same, in form and content satisfactory to Agent;

(i) Agent shall have received a certificate from Directors of each member of HH UK confirming the authorized signatories of each such entity, in form and content satisfactory to Agent;

(j) Agent shall have received a Blocked Account Agreement executed by Hudson Payroll and the financial institution at which it maintains its deposit accounts, in form and content satisfactory to Agent;

(k) Agent shall have received all company searches as against Hudson Payroll, as required by Agent, and the results of which shall be satisfactory to Agent in all respects;

(l) Agent shall have received an opinion of counsel to Hudson Payroll, JMT Financial and Delta Search pertaining to such matters as Agent may determine, in form and substance satisfactory to Agent;

(m) After giving effect to the consents, waivers and amendments set forth herein, no Default or Event of Default shall have occurred and be continuing on the date hereof or as of the date of the effectiveness of this Amendment; and

(n) No injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the consummation of the transactions contemplated herein shall have been issued and remain in force by any Governmental Authority against any Borrower, any Guarantor, Agent, or any Lender.

8. CONDITION SUBSEQUENT TO THIS AMENDMENT.

(a) Within 30 days from the date hereof, Agent shall have received an intercompany subordination agreement in form and substance satisfactory to Agent, executed by Parent as junior creditor and JMT Financial and Delta Search, each as debtor, and an intercompany subordination agreement in form and substance satisfactory to Agent, executed by Hudson Global Resources Limited and Hudson Payroll, which agreements shall be deemed Intercompany Subordination Agreements for all purposes under the Loan Agreement provided, that, no Borrower or Guarantor other than Parent shall make loans to either of JMT Financial or Delta Search and neither JMT Financial nor Delta Search shall seek or accept loans from any Affiliate of JMT Financial or Delta Search, respectively, other than Parent;

(b) Within thirty (30) days from the date hereof, Agent shall have received updated Schedule 5.3 and 5.5 to the Loan Agreement, in form and content satisfactory to Agent;

(c) Agent shall receive the reaffirmation and consent of each Guarantor other than JMT Financial and Delta Search, in the form of Exhibit A attached hereto, duly executed and delivered by an authorized official of such Guarantor, on or before (a) September 15, 2004 with respect to Guarantors organized under the laws of Belgium, France, and the Netherlands, and (b) August 31, 2004 with respect to all other Guarantors. It is expressly acknowledged and agreed that the failure to deliver such fully executed reaffirmation and consent by such dates shall terminate the effectiveness of this Amendment and of all the terms and conditions hereof.

9. CONSTRUCTION . THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK.

10. ENTIRE AMENDMENT; EFFECT OF AMENDMENT. This Amendment, and the terms and provisions hereof, constitute the entire agreement among the parties pertaining to the subject matter hereof and supersede any and all prior or contemporaneous amendments relating to the subject matter hereof. Except for the amendments to the Loan Agreement expressly set forth in Section 2 hereof and the amendments to the Guarantor Documents set forth in Section 4 hereof, the Loan Agreement and other Loan Documents shall remain unchanged and in full force and effect. To the extent any terms or provisions of this Amendment conflict with those of the Loan Agreement or other Loan Documents, the terms and provisions of this Amendment shall control. This Amendment is a Loan Document.

11. COUNTERPARTS; TELEFACSIMILE EXECUTION. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Amendment by signing any such counterpart. Delivery of an executed counterpart of this Amendment by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telefacsimile also shall promptly deliver an original executed counterpart of this Amendment, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

12. MISCELLANEOUS

(a) Upon the effectiveness of this Amendment, each reference in the Loan Agreement to “this Agreement”, “hereunder”, “herein”, “hereof” or words of like import referring to the Loan Agreement shall mean and refer to the Loan Agreement as heretofore amended and as further amended by this Amendment.

(b) Upon the effectiveness of this Amendment, each reference in the Loan Documents to the “Loan Agreement”, “thereunder”, “therein”, “thereof” or words of like import referring to the Loan Agreement shall mean and refer to the Loan Agreement as heretofore amended and as further amended by this Amendment.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered as of the date first written above.

HUDSON HIGHLAND GROUP, INC., as Parent and a Borrower Parent and on behalf of Guarantors

By:
Title:

HUDSON GLOBAL RESOURCES AMERICA, INC., fka HUDSON HIGHLAND GROUP GLOBAL RESOURCES AMERICA, INC., as a Borrower

By:
Title:

HUDSON GLOBAL RESOURCES HOLDINGS, INC., fka HUDSON HIGHLAND GROUP GLOBAL RESOURCES HOLDINGS, INC., as a Borrower

By:
Title:

HUDSON GLOBAL RESOURCES MANAGMENT, INC., fka HUDSON HIGHLAND GROUP GLOBAL RESOURCES MANAGEMENT, INC., as a Borrower

By:
Title:

HUDSON GLOBAL RESOURCES LIMITED, as a Borrower

By:
Title:

[Signature Page 1 of 4 to Amendment No. 4, Consent and Joinder

to Amended and Restated Loan and Security Agreement]

HIGHLAND PARTNERS LIMITED, as a Borrower

By:
Title:

HUDSON GLOBAL RESOURCES (AUST) PTY LTD., as a Borrower

By:
Title:

HUDSON TRADE & INDUSTRIAL SERVICES PTY LTD., as a Borrower

By:
Title:

HUDSON TRADE & INDUSTRIAL SOLUTIONS PTY LTD., as a Borrower

By:
Title:

HUDSON GLOBAL RESOURCES (NEWCASTLE) PTY LTD., as a Borrower

By:
Title:

HIGHLAND PARTNERS (AUST) PTY LTD., as a Borrower

By:
Title:

[Signature Page 2 of 4 to Amendment No. 4, Consent and Joinder

to Amended and Restated Loan and Security Agreement]

HUDSON HIGHLAND GROUP SEARCH, INC., as a Borrower

By:
Title:

JAMES BOTRIE AND ASSOCIATES INC., as a Borrower

By:
Title:

HIGHLAND PARTNERS CO (CANADA), fka 3057313 NOVA SCOTIA COMPANY, as a Borrower

By:
Title:

HUDSON PAYROLL SERVICES LIMITED, fka HIGHLAND GLOBAL RESOURCES ZONE 2 LIMITED, as a Borrower

By:
Title:

JMT FINANCIAL PARTNERS, LLC, as a Guarantor

By:
Title:

DELTA SEARCH GROUP, INC., as a Guarantor

By:
Title:

[Signature Page 3 of 4 to Amendment No. 4, Consent and Joinder

to Amended and Restated Loan and Security Agreement]

WELLS FARGO FOOTHILL, INC., as Agent and as a Lender

By:
Title:

[Signature Page 4 of 4 to Amendment No. 4, Consent and Joinder

to Amended and Restated Loan and Security Agreement]

EXHIBIT A

REAFFIRMATION AND CONSENT

All capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to them in that certain Amended and Restated Loan and Security Agreement by and among HUDSON HIGHLAND GROUP, INC., a Delaware corporation (“Parent”), and each of Parent’s Subsidiaries identified on the signature pages thereto (such Subsidiaries, together with Parent, are referred to hereinafter each individually as a “Borrower”, and individually and collectively, jointly and severally, as “Borrowers”), WELLS FARGO FOOTHILL, INC. (formerly known as FOOTHILL CAPITAL CORPORATION), a California corporation, as the arranger and administrative agent for the Lenders (“Agent”), and the lenders identified on the signature pages thereto (such lenders, together with their respective successors and assigns, are referred to hereinafter each individually as a “Lender” and collectively as the “Lenders”), dated as of June 25, 2003 (as amended, restated, supplemented or otherwise modified, the “Loan Agreement”), or in Amendment Number 4, Consent and Joinder to Amended and Restated Loan and Security Agreement, dated as of July 27, 2004 (the “Amendment”), among Borrowers, Agent and Lenders. The undersigned each hereby (a) represents and warrants to Agent and Lenders that the execution, delivery, and performance of this Reaffirmation and Consent are within its powers, have been duly authorized by all necessary action, and are not in contravention of any law, rule, or regulation, or any order, judgment, decree, writ, injunction, or award of any arbitrator, court, or governmental authority, or of the terms of its charter or bylaws, or of any contract or undertaking to which it is a party or by which any of its properties may be bound or affected; (b) consents to the transactions contemplated by the Amendment; (c) acknowledges and reaffirms its obligations owing to Agent and Lenders under any Loan Documents to which it is a party; and (d) agrees that each of the Loan Documents to which it is a party is and shall remain in full force and effect. Although each of the undersigned has been informed of the matters set forth herein and has acknowledged and agreed to same, it understands that Agent and Lenders have no obligations to inform it of such matters in the future or to seek its acknowledgment or agreement to future amendments, and nothing herein shall create such a duty. Delivery of an executed counterpart of this Reaffirmation and Consent by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Reaffirmation and Consent. Any party delivering an executed counterpart of this Reaffirmation and Consent by telefacsimile also shall deliver an original executed counterpart of this Reaffirmation and Consent but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Reaffirmation and Consent. This Reaffirmation and Consent shall be governed by the laws of the State of New York.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the undersigned have each caused this Reaffirmation and Consent to be executed as of the date of the Amendment.

PEOPLE.COM CONSULTANTS, INC.

PEOPLE.COM TECHNOLOGY PARTNERS,
INC.

HUDSON HIGHLAND GROUP HOLDINGS INTERNATIONAL, INC.

CORNELL TECHNICAL SERVICES, INC.

HUDSON HIGHLAND CENTER FOR HIGH

PERFORMANCE, LLC

HUDSON HIGHLAND (APAC) PTY LIMITED

MORGAN & BANKS HOLDINGS AUSTRALASIA PTY LIMITED

HIGHLAND HOLDCO (AUST) PTY LTD.

MORGAN & BANKS MANAGEMENT SERVICES PTY LIMITED

HUDSON GLOBAL RESOURCES (NZ) LTD.

M&B HOLDCO NZ

HIGHLAND HOLDCO (NZ)

HIGHLAND PARTNERS (NZ) LIMITED

By:
Title:

HIGHLAND PARTNERS SA/NV

By:
Title:

DE WITTE & MOREL GLOBAL RESOURCES NV/SA

By:
Title:

HIGHLAND PARTNERS SARL

By:
Title:

HUDSON GLOBAL RESOURCES SAS

By:
Title:

HUDSON GROUP HOLDINGS B.V, fka HIGHLAND PARTNERS HOLDING B.V.

By:
Title:

HUDSON GLOBAL RESOURCES B.V. , fka HIGHLAND PARTNERS B.V.

By:
Title:

HUDSON HUMAN CAPITAL SOLUTIONS B.V., fka HUDSON GROUP HOLDINGS B.V.

By:
Title: